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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      -------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 27, 2004
                                                          --------------


                         CENTURY BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


            Delaware                                     22-2769024
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                     0-25890
                            ------------------------
                            (Commission File Number)



                    6050 Oak Tree Boulevard South, Suite 500
                              Cleveland, Ohio 44131
                    (Address of Principal Executive Offices)
                                   (Zip Code)
         Registrant's Telephone Number, Including Area Code 216-447-9000





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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


Item 7(c). Exhibits

Exhibit 99.1 Press Release of Century Business Services, Inc. dated April 27, 2004, announcing its financial results for the first quarter ended March 31, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 27, 2004, Century Business Services, Inc. (CBIZ) announced its earnings for the first quarter ended March 31, 2004. A copy of the press release is filed herewith as Exhibit 99.1. In addition, on April 27, 2004, Century conducted its earnings conference call for the quarter ended March 31, 2004. On this conference call, CBIZ disclosed the following additional information:

     - Goals for revenue growth in the 4% to 6% range, EPS growth in the 25% to 30% range and EBITDA of approximately $50 million for fiscal year 2004 are unchanged and are believed to be attainable. Revenue growth in the Benefits and Insurance segment is expected to be in the mid-single digits in 2004 over 2003. Our goal for acquisitions completed during 2004 is to generate revenue growth of at least 3% over our existing revenue base.
     - The full year 2004 cross-serving goal is $9 million in first year revenue. Year to date, CBIZ has generated approximately $3.5 million of first year revenue, and we expect to meet or exceed the goal.
     - CBIZ divested Health Administration Services (a benefits and insurance operation), during the second quarter of 2003, which generated $3.2 million and $2.2 million of revenue during the first and second quarters of 2003, respectively. The operation was marginally profitable with a margin of less than 10%, and contributed $0.5 to $0.6 million of pretax income for the year ended December 31, 2003.
     - Approximately $1.5 million of the favorable variance in gross margin from March 31, 2003 to March 31, 2004 in the National Practices - Other segment, was the direct result of a mergers and acquisitions transaction.
     - Net of $33 million that was drawn on the credit facility to fund the share repurchase that occurred during the third quarter of 2003, the cash flow used to pay down bank debt was approximately $27 million during the twelve months ended March 31, 2004.
     - The credit facility was utilized to fund the $37.5 million share repurchase that occurred during the first week in April 2004. As a result, borrowings under the facility peaked at approximately $60 million when the share repurchase was completed, and have been reduced to $54 million as of April 27, 2004. CBIZ expects to continue reducing the balance on the credit facility throughout 2004 as we continue to generate strong cash flow.
     - Cash spent on capital expenditures during the three months ended March 31, 2004, was approximately $2 million. Capital expenditures are expected to be $8 million to $10 million for the twelve months ended December 31, 2004.
     - Bad debt expense for the quarter ended March 31, 2004 was $1.4 million.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CENTURY BUSINESS SERVICES, INC.

Date:  May 3, 2004
                                            /s/ Ware H. Grove
                                            ---------------------------
                                            Ware H. Grove
                                            Chief Financial Officer